EXHIBIT (a)(1)(B)

LETTER OF TRANSMITTAL

To Tender Common Shares of Beneficial Interest

Pursuant to the Offer to Purchase

Dated May 21, 2013

by

Chambers Street Properties

of

Up to $125,000,000 in Value of its Common Shares of Beneficial Interest

at a Purchase Price Not Greater Than $10.60

Nor Less Than $10.10 Per Common Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 19, 2013, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Depositary and Paying Agent for the Offer is:

By registered, certified, express or first class mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	By overnight courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Facsimile (for withdrawals only):  (617) 360-6810

If you have any questions or need assistance in completing this Letter of Transmittal, please contact Georgeson Inc., the information agent for this Offer (the “Information Agent”), at (888) 658-3624 (Toll Free) or via email at ChambersStreet@georgeson.com; Banks and Brokerage Firms please call: (800) 223-2064.

DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN THE ADDRESS (OR, SOLELY WITH RESPECT TO WITHDRAWALS, FACSIMILE NUMBER) OF THE DEPOSITARY AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THE OFFER TO PURCHASE AND THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Shareholders who cannot comply with the procedure for book-entry transfer by the Expiration Date or who cannot deliver the required documents to the Depositary by the Expiration Date must tender their Common Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Prior to tendering Common Shares of Beneficial Interest (“Common Shares”), we recommend that you contact your financial advisor. As part of the listing of the Common Shares on the New York Stock Exchange, some, but not all, of the registered accounts will automatically be transferred to broker-dealer Common Shares held in “street” name. You will need to consult with your broker and your financial advisor to determine the status of your account and the best way to tender your Common Shares, should you desire to do so. No fractional Common Shares will be purchased in the Offer.

If a broker, dealer, commercial bank, trust company or other nominee holds your Common Shares, it is likely that they will have an earlier deadline for you to act to instruct them to accept the Offer on your behalf. We urge you to contact the nominee that holds your Common Shares to find out its deadline.

CORP AC VOL_CSPD

Ladies and Gentlemen:

I/we, the undersigned, hereby tender to Chambers Street Properties, a Maryland real estate investment trust (the “Company”) the number of Common Shares of Beneficial Interest, par value $0.01 per share (the “Common Shares”), identified below at the price per share indicated in this Letter of Transmittal, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 21, 2013 (the “Offer to Purchase”) and in this Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”). The Offer will expire at 5:00 P.M., New York City time, on June 19, 2013, unless the Offer is extended or withdrawn.

Subject to and effective on acceptance for payment of, and payment for, the Common Shares tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, I/we hereby sell, assign and transfer to, or upon the order of, the Company, all right, title and interest in and to all of the Common Shares that are being tendered hereby, subject to the “odd lot” priority and proration provisions of the Offer, and irrevocably constitute and appoint Computershare Trust Company, N.A., the paying agent for the Offer (the “Paying Agent”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of my/our rights with respect to the tendered Common Shares, to (a) transfer ownership of the Common Shares on the account books maintained by The Depositary Trust Company (“DTC”) or registered on the stock ledger maintained by the Company’s transfer agent, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such Common Shares for cancellation and transfer on the Company’s stock ledger, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares, all in accordance with the terms and subject to the conditions of the Offer.

I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, am/are the registered holder(s) of the Common Shares identified below, and give the instructions in this Letter of Transmittal and warrant that I/we have full power and authority to tender, sell, assign and transfer the tendered Common Shares and the Common Shares identified below are free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Common Shares to shareholders of record on or prior to the date on which the Common Shares are taken up and paid for pursuant to the Offer shall be for the account of such shareholders.

I/we hereby represent and warrant that the transfer and assignment contemplated in this Letter of Transmittal are in compliance with all applicable laws and regulations. I/we will, on request by the Depositary or the Company, execute any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered Common Shares, all in accordance with the terms of the Offer. I/we make the representations and warranties to the Company set forth in Section 3 of the Offer to Purchase and understand that the tender of Common Shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment).

I/we understand that the tender of Common Shares constitutes a representation and warranty to the Company that the undersigned has/have a NET LONG POSITION in the Common Shares or other securities exercisable or exchangeable therefore and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize the Company to withhold all applicable taxes and tax-related items legally payable by the signatory hereto.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

NOTE: SIGNATURE MUST BE PROVIDED ON THE FOLLOWING PAGE—SEE BOX 10.

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(1) Account Name(s) As Currently Registered (Please Print)
(2) Account Number	(3) Social Security or Tax ID Number
(4) Total Number of Common Shares you own:	(5) Total Number of Whole Common Shares you are tendering:

(6)    PRICE(S) (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED

IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF COMMON SHARES

(You may tender all or a portion of your Common Shares at up to six different prices listed below by checking the box(es) that correspond(s) to the price or prices per Common Share at which you want to tender your Common Shares and specifying the number of your Common Shares that you wish to tender at each applicable price.)

By checking one or more of the following boxes to the right, you are tendering Common Shares at the price(s) checked. This election could result in none of your Common Shares being purchased if the purchase price selected by the Company for the Common Shares is less than the price(s) checked below. You may tender all or a portion of your Common Shares at up to six different prices listed to the right by checking the box(es) that correspond(s) to the price or prices per Common Share at which you want to tender your Common Shares and specifying the number of your Common Shares that you wish to tender at each applicable price. (See Section 3 of the Offer to Purchase and Instruction 4 to this Letter of Transmittal.)

Price(s) at Which Common Shares are Tendered	Number of Whole Common Shares Tendered at Applicable Price
☐ Price $10.10
☐ Price $10.20
☐ Price $10.30
☐ Price $10.40
☐ Price $10.50
☐ Price $10.60
Total Number of Common Shares Tendered (cannot exceed the total number of Common Shares you own)

(7)     ODD LOTS

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Common Shares may have their Common Shares accepted for payment before any proration of other tendered Common Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Common Shares, even if these holders have separate accounts representing fewer than 100 Common Shares. Accordingly, this section is to be completed only if Common Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Common Shares. The undersigned either (check one box):

☐         is the beneficial or record owner of an aggregate of fewer than 100 Common Shares, all of which are being tendered; or

☐         is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Common Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Common Shares and is tendering all of such Common Shares.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

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(8)     Special Payment Instructions

To be completed ONLY if the check for the purchase price of Common Shares is to be issued in the name of someone other than the signatory(ies) below, or if Common Shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account other than the account designated above in Section 2.

(9)     Special Delivery Instructions

To be completed ONLY if the check for the purchase price of Common Shares purchased is to be mailed to someone other than the signatory(ies) below or to the signatory(ies) below at an address other than that set forth above.

Signature Guarantee Medallion
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)
(Address)	(Name of Guarantor—Please Print)	(Address)
(Account Number)	(Address of Guarantor Firm)	(Area Code and Telephone Number)

(Social Security or Tax ID Number)		(Social Security or Tax ID Number)

(10)  Signature: This form must be signed by the registered holder(s) exactly as their name(s) appear(s) below or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Shareholder	Date	Area Code and Telephone Number
X
Signature of Shareholder	Date	Area Code and Telephone Number

U.S. Federal Withholding Tax. PLEASE COMPLETE AND SUBMIT THE ACCOMPANYING IRS FORM W-9 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE). Please note that the Paying Agent may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not properly certified on our records. If you are a Non-U.S. Holder (as defined in Section 13 of the Offer to Purchase), please complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained from the IRS website (www.irs.gov)).

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INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.

Signature Guarantee. No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the Common Shares) of Common Shares tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) Common Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution.

2.

Requirements of Tender. For a shareholder validly to tender Common Shares pursuant to the Offer, either (a) a Letter of Transmittal, properly completed and duly executed (or a manually signed photocopy hereof), together with any required signature guarantees, or an Agent’s Message, and any other required documents, must be received by the Depositary at its address set forth on the back of this Letter of Transmittal prior to the Expiration Time and the Common Shares must be delivered pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase, in each case prior to the Expiration Time, or (b) the tendering shareholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

Shareholders who cannot comply with the procedure for book-entry transfer by the Expiration Date or who cannot deliver the required documents to the Depositary by the Expiration Date may tender their Common Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering shareholder. Common Shares will be deemed delivered only when actually received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the expiration of the Offer. No conditional tenders will be accepted. No fractional Common Shares will be purchased. All tendering shareholders, by execution of this Letter of Transmittal (or a manually signed photocopy hereof), waive any right to receive any notice of the acceptance for payment of their Common Shares.

3.

Signatures on Letter of Transmittal, Stock Powers and Endorsements. If any of the Common Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal, or in lieu of documented evidence provide a signature guarantee as described in Instruction 1.

4.

Indication of Price(s) at which Common Shares are being Tendered. If you want to tender your Common Shares at a specific price or prices within the $10.10 to $10.60 range, you must check the price box(es) corresponding to the price(s) at which you wish to tender your Common Shares in Section 6 of this Letter of Transmittal, which is called “Price(s) (in Dollars) per Common Share at Which Common Shares are Being Tendered.” You must check at least one box in the pricing section. If you want to tender portions of your Common Shares at more than one price, you must check the boxes that correspond to the prices per Common Share at which you want to tender your Common Shares and specify the number of your Common Shares that you wish to tender at each applicable price. However, the same Common Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

5.

Stock Transfer Taxes. The Company will pay any stock transfer taxes with respect to the transfer and sale of Common Shares to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if Common Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Common Shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.

6.

Special Payment and Delivery Instructions. Unless otherwise indicated under “Special Payment Instructions”, the check for the purchase price of any Common Shares purchased will be issued in the name(s) of the signatory(ies) above, and any Common

CORP AC VOL_CSPD	- 5 -

Shares tendered hereby and delivered by book-entry transfer which are not purchased will be returned by crediting them to the account provided in Section 2. Similarly, unless otherwise indicated under “Special Delivery Instructions”, the check for the purchase price of any Common Shares purchased will be mailed to the signatory(ies) above at the address set forth above. If a check is to be issued in the name(s) of a person(s) other than the registered holder, if Common Shares tendered hereby and delivered by book-entry transfer are not purchased and are to be credited to an account other than as provided above in Section 2, or if a check is to be mailed to someone other than the registered holder or to an address other than that shown on the Letter of Transmittal, signature guarantees are required. See Sections 8 and 9.

7.

Irregularities. The Company will determine in its sole discretion the number of Common Shares to accept, and the validity, eligibility and acceptance for payment of any tender, and the Company’s determinations will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if the Company’s determinations are challenged by shareholders. There is no obligation to give notice of any defects or irregularities to shareholders. See Section 3 of the Offer to Purchase for additional information.

8.

Withholding Taxes. PLEASE COMPLETE AND SUBMIT THE ACCOMPANYING IRS FORM W-9 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE). Please note that the Paying Agent may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not properly certified on our records. If you are a Non-U.S. Holder (as defined in Section 13 of the Offer to Purchase), please complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained from the IRS website (www.irs.gov)).

9.	Inadequate Space. If the space provided in Sections 4 and 5 of this Letter of Transmittal is inadequate, the number of Common Shares should be listed on a separated signed schedule attached hereto.

10.

Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Form W-9 may be directed to the Information Agent at its address set forth on the last page of this Letter of Transmittal.

11.	Odd Lots. Please see the Offer to Purchase for additional information regarding Section 7 of this Letter of Transmittal.

CORP AC VOL_CSPD	- 6 -

IMPORTANT U.S. TAX INFORMATION

This is a summary of certain material U.S. federal income tax considerations. Shareholders should consult with their tax advisors regarding the tax consequences with respect to their particular circumstances.

In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. Holder (as defined in Section 13 of the Offer to Purchase) tendering Common Shares must, unless an exemption applies, timely provide the Paying Agent with such shareholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such shareholder is waiting for a TIN to be issued), and provide certain other certifications by completing the IRS Form W-9 accompanying this Letter of Transmittal. If a shareholder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such shareholder and payment to such shareholder pursuant to the Offer may be subject to U.S. federal backup withholding tax at a rate currently equal to 28%. All U.S. Holders tendering Common Shares pursuant to the Offer should complete and sign the IRS Form W-9 to provide the information and certification necessary to avoid U.S. federal backup withholding tax (unless an applicable exemption exists and is proved in a manner satisfactory to the Paying Agent). To the extent that a U.S. Holder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by timely providing the required information to the IRS.

If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the shareholder should write “APPLIED FOR” in the space for the TIN in Part I of the IRS Form W-9 and should sign and date the IRS Form W-9. If the Paying Agent has not been provided with a properly certified TIN by the time of payment, U.S. federal backup withholding tax will apply. If the Common Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the IRS Form W-9 for additional guidance on which name and TIN to report.

Certain shareholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to U.S. federal backup withholding tax but may be required to provide evidence of their exemption from such backup withholding tax. Exempt U.S. shareholders should check the “Exempt payee” box on the IRS Form W-9. See the accompanying IRS Form W-9 for more instructions.

Non-U.S. Holders, such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an applicable withholding exemption, a Non-U.S. Holder (or a shareholder’s non-U.S. designee, if any) may be required to properly complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which may be obtained on the IRS website (www.irs.gov)).

Additionally, Non-U.S. Holders may be subject to tax and associated withholding under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA.” Non-U.S. Holders should refer to “13. Certain U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the Offer to Purchase for a general description of the applicability of FIRPTA to proceeds from the Offer.

Shareholders are urged to consult their tax advisors to determine whether they are exempt from these backup withholding tax and reporting requirements.

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Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Print or type See Specific Instructions on page 2.	Check appropriate box for federal tax classification:					☐ Exempt payee

	☐ Individual/sole proprietor	☐ C Corporation	☐ S Corporation	☐ Partnership	☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

☐ Other (see instructions) ▶
	Address (number, street, and apt. or suite no.)				Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
[ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]

Employer identification number
[ ][ ]-[ ][ ][ ][ ][ ][ ]

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United     States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulation section 301.7701-7).

Special rules for partnerships.  Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S. -China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S. -China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

Cat. No. 10234X

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Form W-9 (Rev. 12-2011)	Page 2

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for...	THEN the payment is exempt for...
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]
1	See Form 1099-MISC, Miscellaneous Income, and its instructions.

2

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

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Form W-9 (Rev. 12-2011)	Page 3

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and Pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity[4]
9.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

1	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2	Circle the minor’s name and furnish the minor’s SSN.

3

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

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Form W-9 (Rev. 12-2011)	Page 4

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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The Letter of Transmittal and any other required documents should be sent or delivered by each shareholder of the Company or such shareholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at its address set forth below (photocopies with manual signatures may be used to tender Common Shares).

The Depositary and Paying Agent for the Offer is:

By registered, certified, express or first class mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	By overnight courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Facsimile (for withdrawals only): (617) 360-6810

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

If you have any questions regarding the Offer, please contact the Dealer Managers (institutional shareholders) or the Information Agent (retail shareholders) at the telephone numbers and addresses set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent, which may be contacted at the address and telephone number set forth below. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

The Dealer Managers for the Offer are:

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Call: (212) 214-6400

Call Toll Free: (877) 450-7515

and

Citigroup

Citigroup Global Markets Inc.

Special Equity Transactions Group

390 Greenwich Street, 1st Floor

New York, New York 10013

Telephone: (877) 531-8365

The Information Agent for the Offer is:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

(888) 658-3624 (Toll Free) or

via email at ChambersStreet@georgeson.com

Banks and Brokerage Firms please call:

(800) 223-2064

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